UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report

(Date of earliest event reported): July 5, 2013 (July 1, 2013)

HOME LOAN SERVICING SOLUTIONS, LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	1-35431	98-0683664
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Home Loan Servicing Solutions, Ltd.

c/o Intertrust Corporate Services (Cayman) Limited

190 Elgin Avenue

George Town, Grand Cayman

KY1-9005

Cayman Islands

Registrant’s telephone number, including area code: (345) 945-3727

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition of Assets.

On July 1, 2013, Home Loan Servicing Solutions, Ltd. and HLSS Holdings, LLC (collectively, “we”) completed an acquisition from Ocwen Mortgage Servicing, Inc. and its subsidiaries (“Ocwen”) of rights to receive servicing fees (“Rights to MSRs”) and related servicing advances for a servicing portfolio of subprime and Alt-A residential mortgage loans (the “Transaction”). This Transaction resulted in our acquisition of Rights to MSRs with approximately $83.6 billion in unpaid principal balance of mortgage loans (“UPB”) as of June 30, 2013. The characteristics of these mortgage servicing assets are similar to those we previously acquired from Ocwen, and we expect this Transaction to be accretive to earnings.

The purchase price for the Transaction was approximately $2.670 billion, including $2.429 billion for servicing advances and $241 million for the associated Rights to MSRs. To finance that amount, we borrowed approximately $2.133 million under our existing servicing advance financing facility and a new servicing advance financing facility, each as described below in Item 2.03. The remaining purchase price was financed by approximately $537 million from proceeds of an equity issuance described in the Company’s Report on Form 8-K dated June 26, 2013 and from proceeds of a term loan issuance described in the Company’s Report on Form 8-K dated July 2, 2013. Within 90 days of the closing, the purchase price may be adjusted to reflect any adjustments in the calculation of the UPB of the underlying mortgage loans or servicing advance balances acquired in the Transaction.

We acquired these mortgage servicing assets from Ocwen pursuant to a Sale Supplement to the Master Servicing Rights Purchase Agreement we executed with Ocwen in connection our initial public offering. In addition to our acquisition of Ocwen’s right, title and interest to the Rights to MSRs and the associated servicing advances, HLSS Holdings, LLC also committed to purchase servicing advances that arise under the related pooling and servicing agreements after the closing date. In return, Ocwen continues to subservice the related mortgage loans, receives a monthly base fee equal to 12% of the servicing fees collected in any given month and retains any ancillary income payable to the servicer (excluding investment income earned on any custodial accounts) pursuant to the related pooling and servicing agreements. Ocwen also earns a monthly performance based incentive fee based on the servicing fees collected. If the targeted advance ratio in any month exceeds the predetermined level for that month set forth in the Sale Supplement and the Subservicing Supplement for the Transaction, any performance based incentive fee payable for such month will be reduced by an amount equal to 3.00% per annum of the amount of any such excess servicing advances.

The Sale Supplement and the Subservicing Supplement for the Transaction are governed by the Master Servicing Rights Purchase Agreement and the Master Subservicing Agreement, respectively. See “Item 1. Business—Description of Purchase Agreement” and “—Description of Subservicing Agreement” in our Annual Report on Form 10-K for the year ended December 31, 2012 for a description of the Master Servicing Rights Purchase Agreement and the Master Subservicing Agreement, respectively.

These descriptions of the Sale Supplement and the Subservicing Supplement are not complete and are qualified in their entirety by reference to those supplements, copies of which are attached hereto as Exhibit 10.1 and 10.2 and which are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation.

On July 1, 2013, in connection with the closing of the Transaction, HLSS Holdings increased the amount of borrowing capacity on the variable funding notes of our existing servicing advance financing facility (the “HSART Facility”) by approximately $1.8 billion. The increased borrowing capacity is distributed equally among the three existing lenders – Barclays Bank PLC, Wells Fargo Securities, LLC, and Credit Suisse Bank AG, New York Branch. See “Item 1. Business—Description of Servicing Advance Facility Agreements and the Advance Financing Facility” in our Annual Report on Form 10-K for the year ended December 31, 2012 for a description of the HSART Facility.

In addition, HLSS Holdings entered into a new servicing advance facility (the “HSART II Facility”) with a $400 million borrowing capacity by the execution of the following agreements:

•

a base indenture (the “Base Indenture”) by and between HLSS Servicer Advance Receivables Trust II (“Issuer”), Deutsche Bank National Trust Company (“DB”), HLSS Holdings, Ocwen Loan Servicing, LLC (“OLS”) and Barclays Bank PLC (“Barclays”),

•	a series 2013-VF1 indenture supplement to the Base Indenture by and between the Issuer, DB, HLSS Holdings, OLS, and Barclays,

•	a receivables pooling agreement with HLSS Servicer Advance Facility Transferor II, LLC (“Transferor”) and the Issuer, and

•	a receivables sale agreement with HLSS Holdings, OLS and Transferor.

These agreements are substantially similar to those described in “Item 1. Business—Description of Servicing Advance Facility Agreements and the Advance Financing Facility” in our Annual Report on Form 10-K for the year ended December 31, 2012. The HSART II Facility can also finance servicing advance receivables that may not otherwise currently qualify for financing on the HSART Facility.

This description of the HSART II Facility Agreements is not complete and is qualified in it entirety by reference to those agreements, copies of which are attached hereto as Exhibits 10.3-10.6 and which are incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

Forward-looking statements made in this Current Report on Form 8-K reflect our current views with respect to future events and performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in these statements. Our performance is also subject to factors identified in our other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(a)—(c) Not applicable.

(d) Exhibits:

10.1	Sale Supplement

10.2	Subservicing Supplement

10.3	Base Indenture

10.4	Series 2013-VF1 Indenture Supplement

10.5	Second Amended and Restated Receivables Pooling Agreement

10.6	Second Amended and Restated Receivables Sale Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOME LOAN SERVICING SOLUTIONS, LTD.
(Registrant)

By:	/s/ James Lauter
James Lauter
Senior Vice President and Chief Financial Officer (On behalf of the Registrant and as its principal financial officer)

Date: July 5, 2013